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                             EXHIBIT 10.2

                     WEB MAINTENANCE AGREEMENT FOR
                           RXALTERNATIVE.COM
                         DATED OCTOBER 25, 1999


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                     WEB SITE MAINTENANCE AGREEMENT

                         FOR RXALTERNATIVE.COM


         This Web Site Maintenance Agreement (this "Agreement") is made this 25th day of October, 1999, (the "Effective Date) by and between iNetVisionz.com, Inc. (the "Developer") and RxAlternative.com, Inc. (the "Customer").

                          A G R E E M E N T:

         1. SERVICES TO BE RENDERED. The Developer will perform the web site maintenance for the Customer as more particularly described in Exhibit A, which is attached hereto and incorporated into this Agreement. All services provided by the Developer to the Customer are defined as the "Services," any and all resulting work product is the "Product," and any task discretely listed on Exhibit A, attached hereto, is the "Task")

         2. PAYMENT OF FEES. In consideration of the Services, the Customer shall pay Developer, the fees (the "Fees") more particularly described in Exhibit B, which is attached hereto and incorporated into this Agreement. The Customer will purchase or advance all the expenses associated with acquisition, setup, installation and hosting of the necessary software and hardware for the maintenance of the Web Site.

         3.   INDEMNIFICATION.

              (a) INDEMNIFICATION BY CUSTOMER. The Customer agrees to indemnify, defend and hold the Developer, it's owners and its agents, officers, directors, lawyers, accountants, and employees, harmless from and against any and all losses, claims, demands, damages, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees and the costs of any legal action arising from Customer's web site(s) or Customer's use of the Services. Such indemnification shall include, but not be limited to, claims for libel, slander, infringement of copyright, theft of misappropriation of intellectual property, or unauthorized use of any trademark, trade name, or service mark.

              (b) INDEMNIFICATION BY DEVELOPER. Except as otherwise herein provided, the Developer agrees to indemnify, defend and hold the Customer and its agents, officers, directors, lawyers, and accountants harmless from and against any and all losses, claims, demands, damages, liabilities, costs and expenses, including but not limited to, reasonable attorneys' fees and costs of any legal action (but excluding consequential damages) arising from the Developer's gross negligence in the course of providing the Services under this agreement. In no event will the Developer be liable for lost or damaged data, loss of business, or anticipatory profits, or any other consequential or incidental damages resulting from the use or operation of the Services or the maintenance thereof.

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         4.   LIMITATION OF DAMAGES. The Developer will endeavor to provide high quality Services and a high quality Product. However, the Developer is not, and will not be responsible for any consequential or incidental damages resulting from any malfunctioning of Customer's web site resulting form Developer's Services, including, but not limited to, any interruptions of service, or data loss (including lost transactions) regardless of whether such damages arose from Developer's negligence. Although the Developer will endeavor to safeguard any data provided by the Customer, the Customer agrees that it is responsible for safeguarding its data, including maintaining backup data sets.

         5.   TERMINATION OF AGREEMENT.

              (a) MATERIAL BREACH. If either party is in material breach this Agreement, the non-breaching party may serve the breaching party with a written notice specifying the material breach and requesting the breaching party to cure it. If the breaching party fails to cure the material breach within ten (10) days after its receipt of the notice, the non-breaching party may terminate this Agreement by sending a written notice of termination to the breaching party. The termination of this Agreement shall take effect immediately on the receipt of such notice of termination by the breaching party.

              (b) TERMINATION ABSENT A BREACH. Either party shall have the ability to unilaterally terminate the Agreement by sending the other party a written notice stating that it is terminating the Agreement. The termination of this agreement shall take effect sixty (60) days following the other party's receipt of this notice. This sub-paragraph shall not apply to any termination arising from a material breach.

              (c) EFFECT OF TERMINATION. On any termination of this Agreement pursuant to this paragraph, the Developer may immediately cease providing Services to the Customer, and neither party shall have any further obligation to the other under the Agreement, provided that neither party shall be relieved from any obligations or liabilities arising under the Agreement prior to its termination.

         6. WARRANTIES; LIMITATIONS ON LIABILITY. THE DEVELOPER MAKES NO WARRANTY, REPRESENTATION, OR PROMISE NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN THE SERVICES ARE PROVIDED "AS IS." THE DEVELOPER DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS OF THE SERVICES FOR A PARTICULAR PURPOSE. THE DEVELOPER DOES NOT WARRANT THAT THE SERVICES OR RELATED MATERIALS WILL SATISFY CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES AND RELATED SERVICES WILL BE WITHOUT DEFECT OR ERROR.

         7. ENTIRE AGREEMENT. This Agreement supersedes all previous agreements between the parties, contains the entire understanding between the parties, and may not be changed, except in writing, duly executed by each of the parties.

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         8.   INDEPENDENT CONTRACTOR. The Developer is an independent
contractor relative to the Customer and nothing contained herein shall be deemed to create a partnership or agency relationship.

         9. ASSIGNMENT. This agreement may not be assigned without the express written consent of the non-assigning party.

         10. NOTICES. All notices required by this Agreement shall be in writing and sent by Facsimile, Electronic Mail, Federal Express, or U.S. Mail, Return Receipt Requested as provided below. Such notice shall be sufficient for the purposes of this Agreement only if sent to the party's "Address for Service" as listed below. Such Address for Service may be changed by any party by serving notice (in compliance with the paragraph) on the other party. No notice sent by facsimile shall be sufficient without a confirmation receipt. No notice sent by electronic mail shall be sufficient unless sent to an address included in the recipient's Address for Service and acknowledged by a human-generated response.


Developer's Address for Service:

         Address:          Attn:  Meenaz Hudani
                           19951 Mariner Ave., Suite 100
                           Torrance, CA 90503

         Fax:              (310) 370-2205
         E-mail:  hudanim@inetversity.com

Customer's Address for Service:

         Address:          Attn:  David Lafaille
                           864 S. Robertson Blvd., Suite 211
                           Los Angeles, California 90035

         Fax:              (310) 854-9092
         E-mail:  pkampman@rxalternatives.com



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         11.  DISPUTE RESOLUTION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within fifteen (15) days after such notice is given. Any such arbitrator so selected is to be mutually acceptable to both parties. If both parties are unable to agree upon a single arbitrator, each party shall appoint one (1) arbitrator. If either party does not appoint an arbitrator within five (5) days after the other party has given notice of the name of its arbitrator, the single arbitrator appointed by the party giving notice shall be the sole arbitrator and such arbitrator's decision shall be binding upon both parties. If two (2) arbitrators are appointed, these two (2) arbitrators shall appoint a third arbitrator who shall proceed to resolve the question. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of Orange County, California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in Orange County, California.

         12. ATTORNEYS' FEES. In the event of any legal, equitable or administrative action or proceeding brought by any party against another party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

         13. GOVERNING LAW. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of California in the United States of America without giving effect to any conflict of laws principles. The parties hereby consent to the personal jurisdiction of the courts of the County of Orange, California, and waive any rights to change venue.

         14. CURRENCY DENOMINATIONS. All currency denominations are in United States dollars.


                       SIGNATURE PAGE FOLLOWS



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.


The Developer

INETVISIONZ.COM, INC.


By: /s/ N. Khan
    ----------------------------
Its: President/CEO
     ---------------------------


The Customer

RxAlternative.com, Inc.


By: /s/ David Lafaille
    ---------------------------
     David Lafaille
     President/CEO



                                EXHIBIT A

                                SERVICES

         The Developer shall provide maintenance services for the Customer's web site, http://www.rxalternative.com, as follows:

         1. Database Maintenance. The Developer will re-index the database and making Minor Modifications (as defined below) to the database structures as needed. ("Minor Modifications" are defined as adding not more than four fields and not more than two tables to the database in any one month. Any other modifications are outside the scope of this Agreement).

         2. Technical Support. From 8:00 AM to 11:00 PM Pacific Standard (or Daylight) Time excluding weekends and Holidays (as defined below), the Developer will be available to provide technical support by telephone and e-mail. ("Holidays" include New Year's Day, Presidents' Day, Easter, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day.) On weekends and Holidays, designated employees of the Developer will be available to be paged by the Customer for Emergencies (as defined below). (An "Emergency" is defined as the failure of a major component of the Web Site that prevents users from purchasing any products, or preventing users from accessing a substantial portion of the Web Site's content.)

         3. During emergencies and critical updates, the Developer's designated Network Administrators will be available for troubleshooting on site of the Customer. (An "Emergency" is defined as the failure of a major component of the Web Site that prevents users from

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purchasing any products, or preventing users from accessing a substantial portion of the Web Site's content. "Critical update" is a crucial security or other software patch provided by the original software vendor or legislated by the government authorities. "Substantial portion of the Web Site" being defined as no less than forty percent (40%) of the Web site content.)

         4. Updates/Changes. The Developer will make any requested updates or changes to existing components of the Web Site. The Developer will use best efforts to respond to requests by the Customer to update or change the Web Site within twenty-four (24) hours, acknowledging receipt of the request and providing an estimated time-frame within which the Customer should expect the request will be fulfilled. The Customer agrees that adding any new components is outside the scope of this Agreement.


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                                EXHIBIT B

                                  FEES

         In consideration of the Services, the Customer shall pay Developer Fees in the amount of Ten Thousand Dollars ($10,000) per month, starting first (1) date of January, year two thousand A.D. (2000), for the first forty
(40) "man hours" of Services provided by the Developer. For any Services rendered in excess of these initial forty (40) hours each month, the Customer shall pay Two Hundred Dollars for each additional "man hour," rounded to the nearest hour.

         The Customer will purchase or advance all the expenses associated with acquisition, setup, installation and hosting of the necessary software and hardware for the maintenance of the Web Site.

         The Developer shall mail the Customer an invoice for each month and the Fees listed on such invoice shall be paid by the Customer within thirty
(30) days of its receipt of the invoice.

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